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                                                                    Exhibit 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements(Form S-3, No. 33-37869; Form S-3, No. 33-70212; Form S-3 D/A, No. 33-58220; Form S-3,
No. 33-56915; Form S-3/A, No. 333-03339; Form S-3/A, No. 333-32475, Form S-3/A,
No. 333-50477; Form S-4, No. 333-13429; Form S-8, No. 33-68852; Form S-8, No.
33-57687; Form S-8, No. 33-57695; Form S-8, No. 333-32343; and Form S-8, No.
333-46337) of Atmos Energy Corporation and in the related Prospectuses, of our report dated February 14, 1997, with respect to the consolidated statements of income and cash flows of United Cities Gas Company and subsidiaries for the year ended December 31, 1996, which are incorporated by reference in this Annual Report (Form 10-K) of Atmos Energy Corporation for the year ended September 30, 1998.



                                                             ARTHUR ANDERSEN LLP

Nashville, Tennessee
December 22, 1998